SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On July 18, 2007, WorldSpace, Inc. (the “Company”), Fiat Group Automobiles S.p.A. (“Fiat”) and WorldSpace Italia S.p.A. (“WorldSpace Italia”) entered into a cooperation agreement (the “Agreement”) for the marketing and installation of WorldSpace satellite radios in Fiat manufactured vehicles in Italy.

WorldSpace expects that it will begin offering its radio service in Italy in late 2008. The service is expected to broadcast, on a 24 hour per day basis, between 40 and 50 channels of music, news, entertainment and sports programming, customized specifically for the Italian market. WorldSpace Italia is responsible for all activities necessary for the broadcasting of the WorldSpace service in Italy, including the deployment of terrestrial repeaters and/or gap fillers and the design, production and broadcasting of the channels included in the service.

Under the Agreement, Fiat agrees to use its best efforts to sell at least 50,000 receivers per calendar year during the OEM Distribution Period (defined below) as installed OEM equipment on certain Fiat, Lancia and Alfa Romeo models to its new car customers in Italy. The Company and WorldSpace Italia have agreed that, during the six months following the commencement of the OEM Distribution Period, they will not (with stipulated exceptions) enter into any agreement with any automobile manufacturer, other than Fiat, for the installation of satellite receivers as OEM equipment on vehicles to be sold in Italy. The “OEM Distribution Period” will commence following the launch of the WorldSpace service in Italy, deployment of a network of terrestrial repeaters and/or gap fillers supporting a mobile satellite radio service and the development of a new generation of WorldSpace receivers for installation as OEM equipment, and will continue through the term of the Agreement. The parties have agreed to use their best efforts to complete development of the receivers so as to be able to commence the OEM Distribution Period by the end of November 2009.

Fiat has further agreed to offer the Company’s portable aftermarket receivers through its dealership network as after sales equipment on all Fiat, Alfa Romeo and Lancia models in production at the commencement of the WorldSpace service in Italy.

During the OEM Distribution Period, WorldSpace Italia and Fiat will co-market the initial subscription of the WorldSpace service to purchasers of OEM vehicles. In that regard, Fiat has agreed to use its marketing and advertising campaigns relating to OEM vehicles to promote the receivers and the WorldSpace service.

The Agreement will expire July 18, 2012.

Item 7.01	Regulation FD Disclosure.

On July 18, 2007, the Company issued the press release attached hereto as Exhibit 99.1, announcing the agreement with Fiat.

The information in this Item 7.01, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:

99.1	Press release of WorldSpace, Inc. issued July 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2007

WORLDSPACE, INC.
(Registrant)

By:	/s/ Sridhar Ganesan
Name:	Sridhar Ganesan
Title:	Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press release of WorldSpace, Inc. issued July 18, 2007